Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 3 TO
AMENDED AND RESTATED SIDE LETTER

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED SIDE LETTER, dated as of September 12, 2024 (this “Amendment”) is made by and between WALKER & DUNLOP, LLC, a Delaware limited liability company (“Seller”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

WHEREAS, the Seller and the Buyer are parties to that certain Master Repurchase Agreement, dated as of August 26, 2019 (as amended by that certain Correction of Master Repurchase Agreement dated July 23, 2020, as further amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of August 24, 2020, as further amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of August 23, 2021, as further amended by that certain Amendment No. 3 to Master Repurchase Agreement, dated as of September 30, 2021, as further amended by that certain Amendment No. 4 to Master Repurchase Agreement, dated as of September 15, 2022, as further amended by that certain Amendment No. 5 to Master Repurchase Agreement, dated as of December 29, 2022, as further amended by that certain Amendment No. 6 to Master Repurchase Agreement, dated as of September 12, 2023, as further amended by that certain Amendment No. 7 to Master Repurchase Agreement, dated as of September 12, 2024, and as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”); and

WHEREAS, in connection with the Repurchase Agreement, the Seller and the Buyer entered into that certain amended and restated Side Letter, dated as of September 30, 2021 (as amended by that certain Amendment No. 1 to Amended and Restated Side Letter, dated as of September 15, 2022, as further amended by that certain Amendment No. 2 to Amended and Restated Side Letter, dated as of September 12, 2023, and as amended, restated, supplemented or otherwise modified from time to time, the “Side Letter”); and

WHEREAS, the Seller and the Buyer have agreed to amend certain provisions of the Side Letter in the manner set forth herein.

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.          Amendments. Effective as of the Effective Date (as defined below), the Side Letter is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.

SECTION 2.          Effective Date. This Amendment shall become effective as of the date of this Amendment (the “Effective Date”) so long as the Buyer shall have received executed counterparts of this Amendment, executed by each of the parties hereto.

SECTION 3.          Miscellaneous.

3.1            References to Side Letter. Upon the effectiveness of this Amendment, each reference in the Side Letter to “this Side Letter”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Side Letter as amended hereby, and each reference to the Side Letter in any other Transaction Document or any other document, instrument or agreement, executed and/or delivered in connection with any Transaction Document shall mean and be a reference to the Side Letter as amended hereby.

3.2            Representations, Warranties and Covenants. Each of the Seller and the Parent hereby represent and warrant to Buyer, as of the date hereof and as of the Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Transaction Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Each of the Seller and the Parent hereby confirm, reaffirm and ratify its representations, warranties and covenants contained in each Transaction Document to which it is a party.

3.3            Acknowledgements of Seller. Each of the Seller and the Parent acknowledges that Buyer is in compliance with its undertakings and obligations under the Side Letter and the other Transaction Documents.

3.4            Waivers. (a) Each of the Seller and the Parent acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Side Letter or any other Transaction Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller hereby waives, releases and discharges Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Side Letter or the other Transaction Documents, including, but not limited to, any action or failure to act under the Side Letter or the other Transaction Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Side Letter or the other Transaction Documents.

3.5            Effect on Side Letter. Except as expressly amended and modified by this Amendment, the Side Letter and each of the other Transaction Documents shall continue to be, and shall remain, unmodified and in full force and effect in accordance with their respective terms.

3.6            No Novation, Effect of Agreement.  The Seller, the Parent and the Buyer have entered into this Amendment solely to amend the terms of the Side Letter and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by the Seller or the Parent under, or in connection with, the Side Letter or any of the other Transaction Documents.   It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Seller and the Parent under the Side Letter and the other Transaction Documents are preserved, (ii) the liens and security interests granted under the Side Letter continue in full force and effect, and (iii) any reference to the Side Letter in any such Transaction Document shall be deemed to also reference this Amendment.

3.7            No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Side Letter or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

3.8            Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.9            Counterparts; Electronic Transmission.

(a)            This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)            Delivery of an executed counterpart of a signature page of this Amendment or any other Transaction Document by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Buyer to accept electronic signatures in any form or format without its prior written consent.

3.10          Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

3.11          Governing Law; Consent to Jurisdiction.

(a)            This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal law applicable to national banks.

(b)            Seller hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District Of New York and of any New York state court sitting in the City of New York for purposes of all legal proceedings arising out of or relating to this Amendment or the Transactions contemplated hereby, or for recognition or enforcement of any judgment, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against Buyer may only) be heard and determined in such state court or, to the extent permitted by law, in such federal court. Seller hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 3.11 shall affect the right of Buyer to bring any action or proceeding against Seller or its Property in the courts of other jurisdictions. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address for notices hereunder specified in Section 14 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

SELLER:

WALKER & DUNLOP, LLC, as Seller

By:	/s/ Issa M. Bannourah
Name:	Issa M. Bannourah
Title:	Treasurer

WALKER & DUNLOP, INC., as Parent

By:	/s/ Issa M. Bannourah
Name:	Issa M. Bannourah
Title:	Treasurer

Signature Page to Amendment No. 3 to A&R Side Letter (JPM – Walker & Dunlop)

BUYER:

JPMORGAN CHASE BANK, N.A., as Buyer

By:	/s/ Philippe Tsoukias
Name:	Philippe Tsoukias
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to A&R Side Letter (JPM – Walker & Dunlop)

APPENDIX A

September ~~15~~12, ~~2022~~2024

Walker & Dunlop, LLC

Walker & Dunlop, Inc.

~~7501~~7272 Wisconsin Avenue, Suite ~~1200E~~1300

Bethesda, Maryland 20814

Attention: ~~Stephen Theobald~~Issa M. Bannourah

Re:	Master Repurchase Agreement, dated as of August 26, 2019 among JPMorgan Chase Bank, N.A., as buyer, Walker & Dunlop, LLC, as seller and Walker & Dunlop, Inc., as parent.

Ladies and Gentlemen:

This amended and restated letter (this “Side Letter”) sets forth certain fees, commitments and pricing information relating to the agreement among JPMorgan Chase Bank, N.A., as buyer (“Buyer”), Walker & Dunlop, LLC, as seller (“Seller”), and Walker & Dunlop, Inc., as parent (“Parent”), pursuant to which Seller engages Buyer to enter into reverse repurchase arrangements whereby Seller from time to time sells to Buyer, and simultaneously agrees to repurchase on a date certain or on demand, certain mortgage loans (the “Mortgage Loans”) pursuant to the Master Repurchase Agreement, dated as of August 26, 2019 (as supplemented, amended or restated, the “Agreement”) among Buyer, Seller and Parent. This is the “Side Letter” as defined and referenced in the Agreement. Capitalized terms defined in the Agreement and used, but not defined differently, in this Side Letter have the same meanings here as there.

Buyer and Seller agree, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

~~1. Discretionary Transactions Agreement.~~

2.             Commitment. Subject to the terms and conditions set forth in the Agreement, Buyer (i) agrees ~~to consider, on an uncommitted and wholly discretionary basis, entering~~and is committed to enter into Transactions from time to time under the Agreement, as supplemented by this Side Letter, with respect to Eligible Mortgage Loans having a maximum Aggregate Purchase Price outstanding at any one time of up to ~~One Billion Dollars ($1,000,000,000~~Fifty Million Dollars ($50,000,000) (such maximum committed amount, the “Committed Facility Amount”), from the date hereof until the Termination Date, and (ii) agrees to consider engaging, on an uncommitted and wholly discretionary basis, in additional Transactions from time to time when the Committed Facility Amount is fully funded and outstanding, having up to an additional maximum aggregate Purchase Price outstanding at any one time of up to Nine Hundred Fifty Million Dollars ($950,000,000) (such maximum amount, the “Uncommitted Facility Amount”) from the date hereof until the Termination Date~~.~~ such that the sum of the Committed Facility Amount and the Uncommitted Facility Amount is equal to One Billion Dollars ($1,000,000,000) during the period from (and including) the date hereof through the Termination Date – is the amount referred to in the Agreement and this Side Letter as the “Facility Amount”).

Walker & Dunlop, LLC

Walker & Dunlop, Inc.

September ~~15~~12, ~~2022~~2024

The Parties agree (1) that:

(x) notwithstanding the provisions of Section 7(b)(xi) of the Agreement, Buyer may from time to time electively enter into one or more Transactions with Seller; or

(y) another event may occur, or other circumstances may exist;

after which the Aggregate Purchase Price shall be greater than the Facility Amount, and (2) that notwithstanding the occurrence or existence of any such event or circumstances, every Transaction shall be and remain fully subject to all of the other terms and conditions of the Agreement and all other related Transaction Documents and entitled to all benefits thereof.

In addition, the Parties may agree to increase or decrease the Committed Facility Amount, the Uncommitted Facility Amount or both to any amount from time to time in the future by executing a letter agreement stating (i) the new Committed Facility Amount and/or (ii) the new Uncommitted Facility Amount and the period of time that ~~it~~the same will be in effect. At the time of any reduction in the Committed Facility Amount, the Uncommitted Facility Amount or both, whether pursuant to a letter agreement decreasing ~~the Facility Amount~~either or both of them or because the time limit for any increase in the Committed Facility Amount or the Uncommitted Facility Amount shall have expired, Seller shall be obligated, without notice or demand, to (i) make a cash payment to Buyer in an amount equal to ~~the~~any excess of the Aggregate Purchase Price then funded and outstanding ~~over the reduced~~against the Committed Facility Amount over the then-effective Committed Facility Amount and (ii) make a cash payment to Buyer in an amount equal to any excess of the Aggregate Purchase Price then funded and outstanding against the Uncommitted Facility Amount over the then-effective Uncommitted Facility Amount, each such payment to be applied by Buyer to reduce the Repurchase Prices of Purchased Mortgage Loans that are then subject to outstanding Transactions. Neither Parent’s Guaranty nor any other (future) Guaranty, if any, shall be reduced, limited, canceled, terminated or impaired in any way by any such future change in the Committed Facility Amount, the Uncommitted Facility Amount or both, whether or not any Guarantor concurrently executes a confirmation of its Guaranty.

3.             Purchase Price.

For purposes of the Agreement and all other Transaction Documents, “Purchase Price” means, on any day and for any Eligible Mortgage Loan, one hundred percent (100%) of the lowest on that day of its (i) Outstanding Principal Balance and (ii) Takeout Value.

4.             Pricing Rate.

For purposes of the Agreement and all other Transaction Documents, the “Pricing Rate” for each Purchased Mortgage Loan for each day during a calendar month shall be the per annum percentage rate equal to the sum of the Adjusted Term SOFR Rate plus one hundred and forty-five basis points (1.45%); provided that if Buyer, acting in its sole discretion, shall elect from time to time to give Seller a notice (which notice may be via electronic mail) specifying a lower or higher Pricing Rate (or Pricing Rates) for a specified time period and specified Purchased Mortgage Loan, such lower or higher Pricing Rate(s) specified in such notice shall be applicable for the time period and Purchased Mortgage Loan specified in such notice, provided, however, for the avoidance of doubt, that in no event shall any such specified Pricing Rate delivered by Buyer in accordance with the immediately preceding proviso exceed the sum of the Adjusted Term SOFR Rate for that day plus one hundred and forty-five basis points (1.45%). ~~[Amendment No. 2 to A&R Side Letter]~~

Walker & Dunlop, LLC

Walker & Dunlop, Inc.

September ~~15~~12, ~~2022~~2024

As used herein, the following terms shall have the corresponding definitions:

“Adjusted Term SOFR Rate” means the sum of (a) the Term SOFR Rate, plus (b) the SOFR Adjustment; provided that if the Adjusted Term SOFR Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of calculating such rate.

“Alternate Rate” is defined in Section 3(d) below.

“Benchmark Conforming Changes” means any technical, administrative or operational changes (including changes to the definition of “Business Day,” the timing and frequency of determining rates and making payments of Price Differential, timing of Transaction requests, length of lookback periods and other technical, administrative or operational matters) that Buyer decides in its reasonable discretion may be appropriate to reflect the implementation and administration of Pricing Rates based on the Term SOFR Rate, the Alternate Rate or any other interest rate benchmark adopted by Buyer in accordance with the terms hereof and to permit the administration thereof by Buyer in a manner substantially consistent with then-prevailing market practice (or, if Buyer decides that adoption of any portion of such prevailing market practice is not administratively feasible or if Buyer determines that no prevailing market practice for the administration of such interest rate benchmark then exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Side Letter and the other Transaction Documents).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to SOFR:

(i)             a public statement or publication of information by or on behalf of the SOFR Administrator announcing that such SOFR Administrator has ceased or will cease to provide the Term SOFR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor SOFR Administrator that will continue to provide the Term SOFR Rate; or

(ii)            a public statement or publication of information by the NYFRB, the Federal Reserve Board, or, as applicable, the regulatory supervisor for the SOFR Administrator, an insolvency official with jurisdiction over the SOFR Administrator, a resolution authority with jurisdiction over the SOFR Administrator or a court or an entity with similar insolvency or resolution authority over the SOFR Administrator, in each case, which states that the SOFR Administrator has ceased or will cease to provide the Term SOFR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Term SOFR Rate; or

Walker & Dunlop, LLC

Walker & Dunlop, Inc.

September ~~15~~12, ~~2022~~2024

(iii)           a public statement or publication of information by the Federal Reserve Board, the NYFRB, the SOFR Administrator or the regulatory supervisor for the SOFR Administrator (as applicable), announcing that the Term SOFR Rate is no longer, or as of a specified future date will no longer be, representative.

“Business Day” means any day other than a Saturday, Sunday or other day on which Buyer is authorized or required by law or regulation to remain closed; provided that, when used in the context of the determination of the Term SOFR Rate, the term “Business Day” shall also exclude any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Notice Date” is defined in Section 3(d) below.

“NYFRB” means the Federal Reserve Bank of New York.

“SOFR Adjustment” means five basis points (0.05%) per annum.

“SOFR Administrator” means the CME Group Benchmark Administration Limited (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the SOFR Administrator’s website, currently accessed through the website https://www.cmegroup.com, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR Rate” means the Term SOFR Screen Rate at approximately 5:00 a.m., Chicago time on, and as of, such date of determination.

“Term SOFR Screen Rate” means, for any day and time, a rate per annum equal to the one month term secured overnight financing rate as published by the SOFR Administrator on the SOFR Administrator’s Website or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by Buyer in its reasonable discretion; provided that if the Term SOFR Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of calculating such rate.

(c)           Benchmarks; No Liability. The Pricing Rate is derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3(d) below provides a mechanism for determining an alternative rate of interest. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the Term SOFR Rate, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. Buyer and its Affiliates and/or other related entities may engage in transactions that affect the calculation of the Pricing Rate or any alternative, successor or alternative rate (including any Alternate Rate) and/or any relevant adjustments thereto, in each case, in a manner adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain the Pricing Rate used for the purposes of the Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Side Letter, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Walker & Dunlop, LLC

Walker & Dunlop, Inc.

September ~~15~~12, ~~2022~~2024

(d)          Alternate Rate of Interest. If a Benchmark Transition Event occurs, Buyer may, by notice to Seller, amend this Side Letter to establish an alternate rate of interest for the Term SOFR Rate that gives due consideration to the then-evolving or prevailing market convention for determining a rate of interest for loans in US Dollars at such time (the “Alternate Rate”); Seller acknowledges that the Alternate Rate may include a mathematical adjustment using any then-evolving or prevailing market convention or method for determining a spread adjustment for the replacement of the Term SOFR Rate (which may include, if the Term SOFR Rate already contains such a spread, adding that spread to the Alternate Rate). The Alternate Rate, together with all Benchmark Conforming Changes specified in any notice, shall become effective at the later of (i) the fifth (5th) Business Day after Buyer has provided notice (including without limitation for this purpose, by electronic means) to Seller (the “Notice Date”) and (ii) a date specified by Buyer in the notice, without any further action or consent of Seller, so long as Buyer has not received, by 5:00 pm Eastern time on the Notice Date, written notice of objection to the Alternate Rate from Seller. If, on the date the Term SOFR Rate actually becomes permanently unavailable pursuant to a Benchmark Transition Event, an Alternate Rate has not been established in this manner, Transactions will, until an Alternate Rate is so established, accrue Price Differential at the Prime Rate. In no event shall the Alternate Rate be less than zero. All determinations by Buyer under this Section 3(d) shall be conclusive and binding absent manifest error.

(e)           Illegality/Temporary Unavailability. If:

(i)             any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to Buyer) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by Buyer with any guideline, request or directive of such an authority (whether or not having the force of law), shall make it unlawful or impossible for Buyer to maintain or fund Transactions using a Pricing Rate based on the Term SOFR Rate; or

(ii)            Buyer determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Screen Rate is not available or published on a current basis); or

Walker & Dunlop, LLC

Walker & Dunlop, Inc.

September ~~15~~12, ~~2022~~2024

(iii)            Buyer determines the Term SOFR Rate will not adequately and fairly reflect the cost to Buyer of funding Transactions using a Pricing Rate based on the Term SOFR Rate;

then Buyer shall give notice thereof to Seller as promptly as practicable thereafter and, until Buyer notifies Seller that the circumstances giving rise to such notice no longer exist, (A) any Price Differential accruing on any Purchased Mortgage Loan purchased by Buyer in a Transaction whose Repurchase Date has not yet occurred shall accrue, from and after the date of such circumstance or determination to and including the applicable Repurchase Date, at the Alternate Rate (or, if no Alternate Rate has then been established, at the Prime Rate), and (B) any Purchased Mortgage Loan purchased by Buyer in a Transaction whose Purchase Date occurs after the date of such circumstance or determination shall accrue Price Differential at the Alternate Rate (or, if no Alternate Rate has then been established, at the Prime Rate).

In connection with the implementation and/or administration of Pricing Rates based on the Term SOFR Rate, the Alternate Rate or any other interest rate benchmark adopted by Buyer in accordance with the terms hereof, Buyer will have the right to make Benchmark Conforming Changes from time to time upon delivery of written notice thereof to Seller and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of Seller.

5.             Non-Usage Fee.

Seller shall pay to Buyer on each Remittance Date following the end of each whole or partial calendar quarter after the second calendar quarter of 2019, and on the day the Agreement terminates, an amount (the “Non-Usage Fee”) equal to the product of (x) ~~twenty-five~~fifty basis points (~~0.25~~0.50%) multiplied by the number of days in the quarter divided by 360, ~~times~~multiplied by (b) the positive result, if any, of subtracting from ~~Fifty Million Dollars ($50,000,000),~~the Committed Facility Amount from the average of the daily balances of Purchase Price outstanding at the end of each day during such (whole or partial) calendar quarter; provided that no Non-Usage Fee shall be due with respect to any quarter for which the average aggregate Purchase Price outstanding during such quarter is equal to or greater than ~~Fifty Million Dollars ($50,000,000)~~the Committed Facility Amount. The Non-Usage Fee, if any, for the calendar quarter in which the Agreement is terminated shall be prorated based on the actual number of days the Agreement is effective during such calendar quarter. Non-Usage Fee payments are not refundable in whole or in part for any reason whatsoever.

6.            Upfront Fee.

Seller shall pay to Buyer on the Amendment No. 7 Effective Date and on the date which occurs every twelve (12) months thereafter prior to the day the Agreement terminates, an amount (the “Upfront Fee”) equal to the product of (x) twelve and one half basis points (0.125%) multiplied by the Committed Facility Amount. The Upfront Fee shall be fully earned on the Amendment No. 7 Effective Date and shall not refundable in whole or in part for any reason whatsoever. The Upfront Fee shall be paid in immediately available funds prior to the Amendment No. 7 Effective Date or any twelve (12) month anniversary of the same.

Walker & Dunlop, LLC

Walker & Dunlop, Inc.

September ~~15~~12, ~~2022~~2024

7.            ~~5.~~ Package and Funding Fee.

Seller shall pay to Buyer an amount (the “Package and Funding Fee”) equal to Two Hundred Fifty Dollars ($250) plus Buyer’s standard wire transfer and shipping fees, as applicable, for each Purchased Mortgage Loan on the next Remittance Date following the applicable Purchase Date.

8.            ~~6.~~ Change in Facility Amount; Calculation of Fees.

(a)            If the Agreement is amended pursuant to its terms so as to increase or decrease the Facility Amount, all calculations of fees under this Side Letter that are based on the Facility Amount shall be adjusted accordingly as of the date such amendment becomes effective.

(b)            Buyer shall calculate the amounts of the Pricing Rate, the Upfront Fee, and the Non-Usage Fee and the results of such calculations shall be incontestable absent manifest error. Buyer shall advise Seller of the periodic amounts of such rate and fees at least one (1) Business Day before payment is due.

9.            ~~7.~~ Controlling Agreement.

In the event of any inconsistency between the terms and provisions contained herein and those in the Agreement, the terms and provisions of this Side Letter shall govern.

10.           ~~8.~~ Additional Fees.

All fees payable pursuant to this Side Letter are in addition to any fees, expenses and indemnification amounts payable pursuant to the terms of the Agreement.

11.           ~~9.~~ Confidentiality.

Buyer and Seller agree that this Side Letter and all drafts hereof, the documents referred to herein or relating hereto and the transactions contemplated hereby are confidential in nature and the Parties agree that, unless otherwise directed by a court of competent jurisdiction, each shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

12.          ~~10.~~ Term of Side Letter; Amendment; Payments.

(a)            The terms and provisions set forth in this Side Letter shall terminate upon the latest to occur of (a) the Termination Date, (b) the day on which the Agreement is terminated and (c) the day on which all amounts due by Seller under the Transaction Documents have been indefeasibly paid in full.

Walker & Dunlop, LLC

Walker & Dunlop, Inc.

September ~~15~~12, ~~2022~~2024

(b)            No amendment, waiver, supplement or other modification of this Side Letter shall be effective unless made in writing and executed by each of the Parties.

(c)            All payments to be made by Seller to Buyer pursuant to this Side Letter shall be made by wire transfer in immediately available funds to the account specified by Buyer.

13.           ~~11.~~ Successors and Assigns.

(a)  The rights and obligations of Seller under this Side Letter shall not be assigned by Seller without the prior written consent of Buyer and any such assignment without the prior written consent of Buyer shall be null and void.

(b)  Buyer may assign all or any portion of its rights, obligations and interest under this Side Letter at any time without the consent of any Person; provided that, for so long as no Event of Default or Default has occurred and is continuing, any such assignment, other than an assignment to an Affiliate of Buyer, is subject to the prior written consent of Seller. Seller’s consent shall not be required if an Event of Default or Default has occurred and is continuing.

14.           ~~12.~~ Counterparts.

This Side Letter may be executed in any number of counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

15.           ~~13.~~ Governing Law; Consent to Jurisdiction.

(a)            This Side Letter shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal law applicable to national banks.

(b)            Seller hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District Of New York and of any New York state court sitting in the City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the Transactions contemplated hereby, or for recognition or enforcement of any judgment, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against Buyer may only) be heard and determined in such state court or, to the extent permitted by law, in such federal court. Seller hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section ~~13~~14 shall affect the right of Buyer to bring any action or proceeding against Seller or its Property in the courts of other jurisdictions. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address for notices hereunder specified in Section 15 of the Agreement.

Walker & Dunlop, LLC

Walker & Dunlop, Inc.

September ~~15~~12, ~~2022~~2024

16.           ~~14.~~ WAIVER OF JURY TRIAL

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE AGREEMENT, THIS SIDE LETTER, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS SIDE LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION ~~14~~15.

(The remainder of this page is intentionally blank; counterpart signature pages follow.)

Walker & Dunlop, LLC

Walker & Dunlop, Inc.

Counterpart signature page to Side Letter

Please confirm our mutual agreement as set forth herein and acknowledge receipt of this Side Letter by executing the enclosed copy of this letter and returning it to JPMorgan Chase Bank, N.A., ~~712 Main~~600 Travis Street, ~~5th~~20th Floor ~~North~~, Houston, ~~Texas~~TX 77002~~,~~  Attention: ~~Lindsay Schelstrate email lindsay.r.schelstrate~~Philippe Tsoukias email Philippe.tsoukias@jpmorgan.com, or fax (713) 216-5570. If you have any questions concerning this matter, please contact me by email or by phone at (713) ~~216-3725~~216-0534.

Very truly yours,

JPMORGAN CHASE BANK, N.A.,
Buyer

By:
~~Grace Chi~~Philippe Tsoukias
Authorized Officer

CONFIRMED AND ACKNOWLEDGED:

WALKER & DUNLOP, LLC, Seller

By:
Name:
Title:

WALKER & DUNLOP, INC., Parent

By:
Name:
Title:

Signature Page to Amended and Restated Side Letter (JPM/Walker & Dunlop)